Exhibit 16.1

[Letterhead of Moss Adams LLP]

March 9, 2020

Securities and Exchange Commission
100F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Flotek Industries, Inc. under Item 4.01 of its Form 8-K dated March 9, 2020. We agree with the statements concerning our Firm in such Form 8-K

Respectfully,

/s/ Moss Adams LLP